Exhibit 10.01

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made as of the __ day of December, 2021 by and between BIGtoken, Inc., a Florida corporation, with its address at 2629 Townsgate Rd., Suite 215, Westlake Village, CA 91361 (the “Company”), and SRAX, Inc., (including its successors and assigns, “SRAX”), with its address at 2629 Townsgate Road, Suite 215, Westlake Village, CA 91361.

WHEREAS, on February 4, 2021, the Company (fka Force Protection Video Equipment Corp.) and SRAX completed a share exchange transaction (the “Share Exchange”);

WHEREAS, pursuant to the Share Exchange, SRAX exchanged 100% of the shares of its wholly owned subsidiary, BIG Token, Inc., a Delaware corporation, for 149,562,566,584 shares of the Company’s common stock (“Common Shares”) and 5,000,000 shares of the Company’s Series A Preferred Stock (“Preferred Shares”);

WHEREAS, on November 30, 2021, the Company completed a merger transaction with BritePool, Inc. whereby BritePool, Inc. became a wholly owned subsidiary of the Company (“Brite Merger”);

WHEREAS, as a condition of the Brite Merger, SRAX agreed to: (i) exchange all of its Common Shares for the Company’s non-voting Series D Preferred Stock (“Series D Preferred Stock”) having the rights and preferences as contained in the certificate of designation (“COD”) attached hereto as Exhibit A and (ii) cancel all the Preferred Shares;

WHEREAS, subject to the terms and conditions set forth in this Agreement, in fulfillment of the conditions related to the Brite Merger and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company and SRAX have agreed to exchange the Common Shares for 242,078 shares of Series D Preferred Stock (“Series D Shares”) which are convertible into 149,562,566,584 shares of the Company’s common stock (“Conversion Shares”) and cancel the Preferred Shares; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Company agrees to issue SRAX the Series D Shares in exchange for the Common Shares. Subject to the conditions set forth below, the Exchange shall take place at the offices of the Silvestre Law Group, P.C. (“SLG”), or at such time and place as the Company and SRAX mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 On the Closing Date, in exchange for the Common Shares, the Company shall deliver to SRAX the Series D Shares. Upon receipt of the Series D Shares in accordance with this Section 1.1, all of the SRAX rights under the Common Shares shall be extinguished and the Common Shares will be retired.

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1.2 On the Closing Date, as further consideration for the Exchange and the Series D Shares, SRAX will cancel the Preferred Shares. Upon receipt of such Series D Shares in accordance with this Section 1.2, all of the SRAX’s rights under the Preferred Shares shall be extinguished and the Preferred Shares will be retired.

1.3 The Company and the SRAX shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange and the undertakings described in Sections 1.1 and 1.2.

2. Closing Conditions.

2.1 Conditions to SRAX’s Obligations. The obligation of SRAX to consummate the Exchange is subject to the fulfillment of, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to SRAX, and SRAX shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(d) Issuance of Series D Shares. The Company shall have issued to SRAX, the Series D Shares.

2.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of SRAX contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

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(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(d) Cancellation of Preferred Shares. SRAX shall have authorized the cancelation of the Preferred Shares.

3. Representations and Warranties of the Company. Except as contained, disclosed or modified in the attached disclosure schedules, the Company hereby represents and warrants to SRAX that:

3.1 Organization and Qualification. The Company and each of its subsidiaries (each, a “Subsidiary”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated therein, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, including the transactions contemplated therein (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no legal proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including but not limited to the Exchange. The execution and delivery of this Agreement, the Series D Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and the Series D Shares have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Series D Shares, the Conversion Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to any required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect

3.4 Valid Issuance of the Securities. The Series D Shares and Conversion Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the Series D Shares, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Agreement. The Conversion Shares, when issued in accordance with the terms of the Series D Shares, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement or required under applicable law. The Company has reserved from its duly authorized capital stock a number of shares of the Company’s common stock for issuance upon conversion of the Series D Shares at least equal to the maximum aggregate number of Conversion Shares potentially issuable in the future pursuant to the Series D Shares, ignoring any conversion limits and / or beneficial ownership limitations set forth in the COD.

3.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business, and the Company has not received written notice of any such violation.

3.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

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3.7 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Series D Shares or any of the Company’s officers or directors in their capacities as such.

3.8 No Group. The Company acknowledges that, to the Company’s knowledge, SRAX is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

3.9 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

4. Representations and Warranties of SRAX. SRAX hereby represents, warrants and covenants that:

4.1 Authorization. SRAX has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Information. SRAX and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Series D Shares and Conversion Shares which have been requested. SRAX has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (“SEC”). SRAX and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by SRAX or its advisors, if any, or its representatives shall modify, amend or affect SRAX’s right to rely on the Company’s representations and warranties contained herein. SRAX understands that its investment in the Series D Shares and Conversion Shares involves a high degree of risk. SRAX has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series D Shares. SRAX is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Series D Shares and Conversion Shares and the transactions contemplated by this Agreement and the Series D Shares and Conversion Shares.

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4.3 No Governmental Review. SRAX understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series D Shares or Conversion Shares or the fairness or suitability of the investment in securities nor have such authorities passed upon or endorsed the merits of the offering of the Series D Shares or Conversion Shares.

4.4 Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of SRAX and shall constitute the legal, valid and binding obligations of SRAX enforceable against SRAX in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable rights and remedies. The execution, delivery and performance by SRAX of this Agreement and the consummation by the SRAX of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of SRAX or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which SRAX is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to SRAX, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of SRAX to perform its obligations hereunder.

4.5 Ownership of the Common and Preferred Shares. SRAX owns and holds, beneficially and of record, the entire right, title, and interest in and to the Common Shares and Preferred Shares free and clear of all rights and liens. SRAX has full power and authority to transfer and dispose of the Common Shares and Preferred Shares to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Common Shares or Preferred Shares or the Conversion Shares.

4.6 Offer Exempt from Registration. SRAX acknowledges that the offer, sale, issuance and delivery of the Series D Shares and Conversion Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof and SRAX understands that the Series D Shares and Conversion Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

4.7 No Commission Paid. Neither SRAX nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange.

5. Additional Covenants.

5.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the fourth business day after the date of this Agreement, file a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto, with the SEC.

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5.2 Characteristics. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Series D Shares issued in exchange for the Common Shares and the Conversion Shares, when issued, take on the characteristics of such Common Shares and the Company agrees not to take a position to the contrary.

5.3 Tacking. Subject to the truth and accuracy of SRAX’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, Series D Shares issued in exchange for the Common Shares, and the Conversion Shares when issued, will tack back to the original issue date of Common Shares, pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

5.4 Cancelation of Preferred Shares. SRAX acknowledges that the cancellation of the Preferred Shares is a material to the transaction contemplated in this Agreement. SRAX agrees to execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the cancelation of the Preferred Shares.

5.5 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.6 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be as set forth on the signature pages or such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

6.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and 50.1% or greater the Series D Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon SRAX, or its assign, and the Company, provided that no such amendment shall be binding on SRAX or its assign if such party does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

6.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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6.8 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

6.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.12 Survival. The representations, warranties and covenants of the Company and SRAX contained herein shall survive the Closing and delivery of the Series D Shares.

6.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

BIGtoken, Inc.

By:
Name:
Title:

Address for Notice to Company:

Authorized Notice Recipient:

Email:

Address:

Phone:

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[SRAX SIGNATURE PAGES TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

SRAX, INC.

Signature of Authorized Signatory of SRAX: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to SRAX:

Address for Delivery of Series D Shares (if not same as address for notice):

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EXHIBIT A

CERTIFICATE OF DESIGNATION